Amendment No. 1 dated October 5, 2009 to
PRICING SUPPLEMENT NO. 443 dated September 29, 2009
To Product Supplement No. 2 dated September 7, 2007 and
Prospectus Supplement and Prospectus dated February 5, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$6,395,000.00 17.50% Enhanced Yield Securities linked to the common stock of Chesapeake Energy Corporation due April 5, 2010

$3,741,000.00 11.00% Enhanced Yield Securities linked to the common stock of The Goldman Sachs Group, Inc. due April 5, 2010

$2,307,000.00 13.00% Enhanced Yield Securities linked to the common stock of Motorola, Inc. due April 5, 2010

$2,393,000.00 17.00% Enhanced Yield Securities linked to the common stock of Wynn Resorts, Limited due April 5, 2010

Offering Information

Offerings:

This pricing supplement amendment relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
Chesapeake Energy Corporation	165167107	NYSE	CHK
The Goldman Sachs Group, Inc.	38141G104	NYSE	GS
Motorola, Inc.	620076109	NYSE	MOT
Wynn Resorts, Limited	983134107	Nasdaq	WYNN

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Chesapeake Energy Corporation	April 5, 2010
	Securities linked to The Goldman Sachs Group, Inc.	April 5, 2010
	Securities linked to Motorola, Inc.	April 5, 2010
	Securities linked to Wynn Resorts, Limited	April 5, 2010

Valuation Date: (as further	Securities linked to Chesapeake Energy Corporation	March 26, 2010
described in product supplement	Securities linked to The Goldman Sachs Group, Inc.	March 26, 2010
no. 2)	Securities linked to Motorola, Inc.	March 26, 2010
	Securities linked to Wynn Resorts, Limited	March 26, 2010

Interest:

Securities linked to Chesapeake Energy Corporation, 17.50% per annum, payable monthly.

Securities linked to The Goldman Sachs Group, Inc., expected to be 11.00% per annum, payable monthly.

Securities linked to Motorola, Inc., expected to be 13.00% per annum, payable monthly.

Securities linked to Wynn Resorts, Limited, 17.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Chesapeake Energy Corporation	5th of each month, starting November 5, 2009
	Securities linked to The Goldman Sachs Group, Inc.	5th of each month, starting November 5, 2009
	Securities linked to Motorola, Inc.	5th of each month, starting November 5, 2009
	Securities linked to Wynn Resorts, Limited	5th of each month, starting November 5, 2009

Initial Stock Price:	Securities linked to Chesapeake Energy Corporation	$28.59
	Securities linked to The Goldman Sachs Group, Inc.	$183.58
	Securities linked to Motorola, Inc.	$8.41
	Securities linked to Wynn Resorts, Limited	$73.25

Knock-in Price:

Securities linked to Chesapeake Energy Corporation: $21.443, the price that is 25.00% below the initial stock price.

Securities linked to The Goldman Sachs Group, Inc.: $146.864, the price that is 20.00% below the initial stock price.

Securities linked to Motorola, Inc.: $5.887, the price that is 30.00% below the initial stock price.

Securities linked to Wynn Resorts, Limited: $47.613, the price that is 35.00% below the initial stock price.

Share Amount:	Securities linked to Chesapeake Energy Corporation	34.9773
	Securities linked to The Goldman Sachs Group, Inc.	5.4472
	Securities linked to Motorola, Inc.	118.9061
	Securities linked to Wynn Resorts, Limited	13.6519

Exchange Listing:	None

Trade Date:	September 29, 2009

Expected Original Issue Date:	October 2, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Chesapeake Energy Corporation	282645RZ5
	Securities linked to The Goldman Sachs Group, Inc.	282645RX0
	Securities linked to Motorola, Inc.	282645SA9
	Securities linked to Wynn Resorts, Limited	282645RY8

Securities linked to Chesapeake Energy Corporation	Per Security	Total
Public Offering Price	$1,000.00	$6,395,000.00
Underwriting Discount and Commission	$12.50	$79,937.50
Proceeds to Eksportfinans ASA	$987.50	$6,315,062.50

Securities linked to The Goldman Sachs Group, Inc.	Per Security	Total
Public Offering Price	$1,000.00	$3,741,000.00
Underwriting Discount and Commission	$12.50	$46,762.50
Proceeds to Eksportfinans ASA	$987.50	$3,694,237.50

Securities linked to Motorola, Inc.	Per Security	Total
Public Offering Price	$1,000.00	$2,307,000.00
Underwriting Discount and Commission	$12.50	$28,837.50
Proceeds to Eksportfinans ASA	$987.50	$2,278,162.50

Securities linked to Wynn Resorts, Limited	Per Security	Total
Public Offering Price	$1,000.00	$2,393,000.00
Underwriting Discount and Commission	$12.50	$29,912.50
Proceeds to Eksportfinans ASA	$987.50	$2,363,087.50

Additional terms specific to the securities

     You should read this pricing supplement amendment together with the pricing supplement no. 443 dated September 29, 2009 and the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement amendment, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Chesapeake Energy Corporation

     The examples are based on the following terms:

  an initial stock price of $28.59;

  a knock-in price of $21.443;

  an interest rate of 17.50%; and

  an investment term of 183 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$14.30	-50.00%	-41.10%	$588.96	-	-
$15.72	-45.00%	-36.10%	$638.96	-	-
$17.15	-40.00%	-31.10%	$688.96	-	-
$18.58	-35.00%	-26.10%	$738.96	-	-
$20.01	-30.00%	-21.10%	$788.96	-	-
$21.44(2)	-25.00%	-16.10%	$838.96	-	-
$22.87	-20.00%	-11.10%	$888.96	8.90%	$1,088.96
$24.30	-15.00%	-6.10%	$938.96	8.90%	$1,088.96
$25.73	-10.00%	-1.10%	$988.96	8.90%	$1,088.96
$27.16	-5.00%	3.90%	$1,038.96	8.90%	$1,088.96
$28.59(3)	0.00%	8.90%	$1,088.96	8.90%	$1,088.96
$30.02	5.00%	8.90%	$1,088.96	8.90%	$1,088.96
$31.45	10.00%	8.90%	$1,088.96	8.90%	$1,088.96
$32.88	15.00%	8.90%	$1,088.96	8.90%	$1,088.96
$34.31	20.00%	8.90%	$1,088.96	8.90%	$1,088.96
$35.74	25.00%	8.90%	$1,088.96	8.90%	$1,088.96
$37.17	30.00%	8.90%	$1,088.96	8.90%	$1,088.96
$38.60	35.00%	8.90%	$1,088.96	8.90%	$1,088.96
$40.03	40.00%	8.90%	$1,088.96	8.90%	$1,088.96
$41.46	45.00%	8.90%	$1,088.96	8.90%	$1,088.96
$42.89	50.00%	8.90%	$1,088.96	8.90%	$1,088.96

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 183-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 17.50% Enhanced Yield Securities vs. Chesapeake Energy Corporation*

*	Based on an interest rate of 17.50% per annum and a 183-day term.

Securities linked to The Goldman Sachs Group, Inc.

     The examples are based on the following terms:

  an initial stock price of $183.58;

  a knock-in price of $146.864;

  an interest rate of 11.00%; and

  an investment term of 183 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$91.79	-50.00%	-44.41%	$555.92	-	-
$100.97	-45.00%	-39.41%	$605.92	-	-
$110.15	-40.00%	-34.41%	$655.92	-	-
$119.33	-35.00%	-29.41%	$705.92	-	-
$128.51	-30.00%	-24.41%	$755.92	-	-
$137.69	-25.00%	-19.41%	$805.92	-	-
$146.86(2)	-20.00%	-14.41%	$855.92	-	-
$156.04	-15.00%	-9.41%	$905.92	5.59%	$1,055.92
$165.22	-10.00%	-4.41%	$955.92	5.59%	$1,055.92
$174.40	-5.00%	0.59%	$1,005.92	5.59%	$1,055.92
$183.58(3)	0.00%	5.59%	$1,055.92	5.59%	$1,055.92
$192.76	5.00%	5.59%	$1,055.92	5.59%	$1,055.92
$201.94	10.00%	5.59%	$1,055.92	5.59%	$1,055.92
$211.12	15.00%	5.59%	$1,055.92	5.59%	$1,055.92
$220.30	20.00%	5.59%	$1,055.92	5.59%	$1,055.92
$229.48	25.00%	5.59%	$1,055.92	5.59%	$1,055.92
$238.65	30.00%	5.59%	$1,055.92	5.59%	$1,055.92
$247.83	35.00%	5.59%	$1,055.92	5.59%	$1,055.92
$257.01	40.00%	5.59%	$1,055.92	5.59%	$1,055.92
$266.19	45.00%	5.59%	$1,055.92	5.59%	$1,055.92
$275.37	50.00%	5.59%	$1,055.92	5.59%	$1,055.92

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 183-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. The Goldman Sachs Group, Inc. *

*	Based on an interest rate of 11.0 % per annum and a 183-day term.

Securities linked to Motorola, Inc.

     The examples are based on the following terms:

  an initial stock price of $8.41;

  a knock-in price of $5.887;

  an interest rate of 13.00%; and

  an investment term of 183 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$4.21	-50.00%	-43.39%	$566.08	-	-
$4.63	-45.00%	-38.39%	$616.08	-	-
$5.05	-40.00%	-33.39%	$666.08	-	-
$5.47	-35.00%	-28.39%	$716.08	-	-
$5.89(2)	-30.00%	-23.39%	$766.08	-	-
$6.31	-25.00%	-18.39%	$816.08	6.61%	$1,066.08
$6.73	-20.00%	-13.39%	$866.08	6.61%	$1,066.08
$7.15	-15.00%	-8.39%	$916.08	6.61%	$1,066.08
$7.57	-10.00%	-3.39%	$966.08	6.61%	$1,066.08
$7.99	-5.00%	1.61%	$1,016.08	6.61%	$1,066.08
$8.41(3)	0.00%	6.61%	$1,066.08	6.61%	$1,066.08
$8.83	5.00%	6.61%	$1,066.08	6.61%	$1,066.08
$9.25	10.00%	6.61%	$1,066.08	6.61%	$1,066.08
$9.67	15.00%	6.61%	$1,066.08	6.61%	$1,066.08
$10.09	20.00%	6.61%	$1,066.08	6.61%	$1,066.08
$10.51	25.00%	6.61%	$1,066.08	6.61%	$1,066.08
$10.93	30.00%	6.61%	$1,066.08	6.61%	$1,066.08
$11.35	35.00%	6.61%	$1,066.08	6.61%	$1,066.08
$11.77	40.00%	6.61%	$1,066.08	6.61%	$1,066.08
$12.19	45.00%	6.61%	$1,066.08	6.61%	$1,066.08
$12.62	50.00%	6.61%	$1,066.08	6.61%	$1,066.08

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 183-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. Motorola, Inc. *

*	Based on an interest rate of 13.00% per annum and a 183-day term.

Securities linked to Wynn Resorts, Limited

     The examples are based on the following terms:

  a initial stock price of $73.25;

  a knock-in price of $47.613;

  an interest rate of 17.00%; and

  an investment term of 183 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$36.63	-50.00%	-41.36%	$586.42	-	-
$40.29	-45.00%	-36.36%	$636.42	-	-
$43.95	-40.00%	-31.36%	$686.42	-	-
$47.613(2)	-35.00%	-26.36%	$736.42	-	-
$51.28	-30.00%	-21.36%	$786.42	8.64%	$1,086.42
$54.94	-25.00%	-16.36%	$836.42	8.64%	$1,086.42
$58.60	-20.00%	-11.36%	$886.42	8.64%	$1,086.42
$62.26	-15.00%	-6.36%	$936.42	8.64%	$1,086.42
$65.93	-10.00%	-1.36%	$986.42	8.64%	$1,086.42
$69.59	-5.00%	3.64%	$1,036.42	8.64%	$1,086.42
$73.25(3)	0.00%	8.64%	$1,086.42	8.64%	$1,086.42
$76.91	5.00%	8.64%	$1,086.42	8.64%	$1,086.42
$80.58	10.00%	8.64%	$1,086.42	8.64%	$1,086.42
$84.24	15.00%	8.64%	$1,086.42	8.64%	$1,086.42
$87.90	20.00%	8.64%	$1,086.42	8.64%	$1,086.42
$91.56	25.00%	8.64%	$1,086.42	8.64%	$1,086.42
$95.23	30.00%	8.64%	$1,086.42	8.64%	$1,086.42
$98.89	35.00%	8.64%	$1,086.42	8.64%	$1,086.42
$102.55	40.00%	8.64%	$1,086.42	8.64%	$1,086.42
$106.21	45.00%	8.64%	$1,086.42	8.64%	$1,086.42
$109.88	50.00%	8.64%	$1,086.42	8.64%	$1,086.42

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a183-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 17.00% Enhanced Yield Securities vs. Wynn Resorts, Limited *

*	Based on an interest rate of 17.00% per annum and a 183-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Chesapeake Energy Corporation is the largest independent producer of natural gas in the United States. Chesapeake Energy Corporation has been developing expertise in horizontal drilling technology since shortly after inception in 1989 and has focused almost exclusively on developing natural gas properties in the U.S. since 2000. Information filed with the SEC by Chesapeake Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-13726.

     According to its publicly available documents, The Goldman Sachs Group, Inc. is a bank holding company and a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Goldman Sachs is the successor to a commercial paper business founded in 1869 by Marcus Goldman. Information filed with the SEC by The Goldman Sachs Group, Inc. under the Exchange Act can be located by reference to SEC file number 001-14965.

     According to its publicly available documents, Motorola, Inc. provides technologies, products and services that make a broad range of mobile experiences possible. Motorola, Inc.'s portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. Information provided to or filed with the SEC by Motorola, Inc. under the Exchange Act can be located by reference to SEC file number 001-07221.

     According to its publicly available documents, Wynn Resorts, Limited, a Nevada corporation, is a leading developer, owner and operator of destination casino resorts. Wynn Resorts, Limited owns and operates three destination casino resorts: “Wynn Las Vegas,” on the “Strip” in Las Vegas, Nevada, “Encore at Wynn Las Vegas” located adjacent to Wynn Las Vegas, and “Wynn Macau,” located in the Macau Special Administrative Region of the People’s Republic of China (“Macau”). Wynn Resorts, Limited is also currently constructing Encore at Wynn Macau, an expansion of its Wynn Macau resort. Wynn Resorts, Limited reviews its results based on the following two segments: Wynn Las Vegas (which includes Encore at Wynn Las Vegas) and Wynn Macau. Information filed with the SEC by Wynn Resorts, Limited under the Exchange Act can be located by reference to SEC file number 000-50028.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first two quarters of 2009 and the period from July 1, 2009 to September 29, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Chesapeake Energy Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	13.98	11.71	13.40
4/1/2004	6/30/2004	15.05	12.69	14.72
7/1/2004	9/30/2004	16.24	13.69	15.83
10/1/2004	12/31/2004	18.31	15.18	16.50
1/1/2005	3/31/2005	23.64	15.06	21.94
4/1/2005	6/30/2005	23.98	17.85	22.80
7/1/2005	9/30/2005	38.98	22.90	38.25
10/1/2005	12/31/2005	40.01	26.62	31.73
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/30/2006	33.76	28.07	28.98
10/1/2006	12/31/2006	34.27	27.92	29.05
1/1/2007	3/31/2007	31.83	27.27	30.88
4/1/2007	6/30/2007	37.75	30.88	34.60
7/1/2007	9/30/2007	37.15	31.38	35.26
10/1/2007	12/31/2007	41.19	35.25	39.20
1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/28/2009	29.49	16.92	28.59

The Goldman Sachs Group, Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	109.29	96.15	104.35
4/1/2004	6/30/2004	107.50	87.70	94.16
7/1/2004	9/30/2004	94.96	83.29	93.24
10/1/2004	12/31/2004	110.88	90.74	104.04
1/1/2005	3/31/2005	113.93	101.79	109.99
4/1/2005	6/30/2005	114.25	94.77	102.02
7/1/2005	9/30/2005	121.70	102.16	121.58
10/1/2005	12/31/2005	134.94	110.35	127.71
1/1/2006	3/31/2006	159.62	124.25	156.96
4/1/2006	6/30/2006	169.31	136.90	150.43
7/1/2006	9/30/2006	171.15	139.00	169.17
10/1/2006	12/31/2006	206.39	168.51	199.35
1/1/2007	3/31/2007	222.75	189.85	206.63
4/1/2007	6/30/2007	233.94	203.29	216.75
7/1/2007	9/30/2007	225.76	157.38	216.74
10/1/2007	12/31/2007	250.70	197.10	215.05
1/1/2008	3/31/2008	215.05	140.27	165.39
4/1/2008	6/30/2008	203.30	161.22	174.90
7/1/2008	9/30/2008	190.00	86.85	128.00
10/1/2008	12/31/2008	142.00	47.44	84.39
1/1/2009	3/31/2009	115.64	59.13	106.02
4/1/2009	6/30/2009	151.17	103.95	147.44
7/1/2009	9/29/2009	188.00	135.24	183.58

Motorola, Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	16.92	12.71	15.75
4/1/2004	6/30/2004	18.68	14.49	16.33
7/1/2004	9/30/2004	16.46	12.38	16.15
10/1/2004	12/31/2004	18.65	14.63	17.20
1/1/2005	3/31/2005	17.52	14.69	14.97
4/1/2005	6/30/2005	19.23	14.49	18.26
7/1/2005	9/30/2005	23.99	18.05	22.09
10/1/2005	12/31/2005	24.98	19.50	22.59
1/1/2006	3/31/2006	24.67	20.22	22.91
4/1/2006	6/30/2006	24.24	19.01	20.15
7/1/2006	9/30/2006	25.55	18.66	25.00
10/1/2006	12/31/2006	26.30	20.17	20.56
1/1/2007	3/31/2007	20.91	17.45	17.67
4/1/2007	6/30/2007	19.18	17.32	17.70
7/1/2007	9/30/2007	18.88	15.61	18.53
10/1/2007	12/31/2007	19.68	14.87	16.04
1/1/2008	3/31/2008	16.20	8.98	9.30
4/1/2008	6/30/2008	10.38	7.20	7.34
7/1/2008	9/30/2008	10.50	6.53	7.14
10/1/2008	12/31/2008	7.46	3.00	4.43
1/1/2009	3/31/2009	4.95	2.98	4.23
4/1/2009	6/30/2009	6.95	4.06	6.63
7/1/2009	9/29/2009	9.45	5.91	8.41

Wynn Resorts, Limited

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	35.96	24.56	31.26
4/1/2004	6/30/2004	39.10	30.91	34.51
7/1/2004	9/30/2004	47.32	30.56	46.17
10/1/2004	12/31/2004	65.20	45.12	59.78
1/1/2005	3/31/2005	68.29	53.98	60.51
4/1/2005	6/30/2005	60.74	37.83	42.22
7/1/2005	9/30/2005	51.99	38.65	40.33
10/1/2005	12/31/2005	54.93	37.59	48.99
1/1/2006	3/31/2006	70.34	46.84	68.65
4/1/2006	6/30/2006	71.63	57.94	65.47
7/1/2006	9/30/2006	70.43	54.33	60.75
10/1/2006	12/31/2006	93.93	59.42	89.54
1/1/2007	3/31/2007	109.34	84.97	90.50
4/1/2007	6/30/2007	103.01	81.60	85.57
7/1/2007	9/30/2007	161.04	84.36	150.32
10/1/2007	12/31/2007	168.05	110.50	112.13
1/1/2008	3/31/2008	124.77	90.92	100.64
4/1/2008	6/30/2008	116.54	77.67	81.35
7/1/2008	9/30/2008	119.73	69.27	81.64
10/1/2008	12/31/2008	83.69	28.21	42.26
1/1/2009	3/31/2009	55.39	14.5	19.97
4/1/2009	6/30/2009	50.76	19.52	35.30
7/1/2009	9/29/2009	74.89	29.05	73.25

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Chesapeake Energy Corporation	0.2567%	17.2433%
Securities linked to The Goldman Sachs Group, Inc.	0.2567%	10.7433%
Securities linked to Motorola, Inc.	0.2567%	12.7433%
Securities linked to Wynn Resorts, Limited	0.2567%	16.7433%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of September 29, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.